Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ascent Solar Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units of common stock and warrants to purchase common stock(1)	Rule 457(o)			$23,000,000(2)	0.0000927	$2,132.10
	Equity	Common stock $0.0001, par value per share, included in Units(1)	Rule 457(o)
	Equity	Warrants to purchase shares of common stock, included in Units(1)	Rule 457(o)
	Equity	Shares of common stock issuable upon exercise of warrants(1)(3)	Rule 457(o)
	Equity	Representative’s warrants to purchase common stock(1)	Rule 457(g)
Fees Previously Paid	Equity	Shares of common stock issuable upon exercise of representative’s warrants(1)(4)	Rule 457(o)			$1,006,245	0.0000927	$93.28
	Total Offering Amounts					$24,006,245
	Total Fees Previously Paid					$2,491.89
	Total Fee Offsets					-
	Net Fee Due					-

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2) Includes the aggregate offering price of any additional units, shares of common stock and warrants (and shares of common stock issuable thereunder) that the underwriters have the right to purchase to cover over-allotments.

(3) The warrants are exercisable at a price per share of common stock equal to 100% of the common stock offering price.

(4) We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 7% of the common stock issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the representative’s warrants is $1,006,245, which is equal to 125% of $805,000 (7% of $11,500,000).